Exhibit 99.2

Reconciliation of GAAP to Non-GAAP Financial Measures for the Quarter Ended June 30, 2004

The following tables present pro forma versions of our revenues, gross profit, net income and earnings per share (basic and diluted) to illustrate our results from operations excluding recorded non-cash sales discount relating to warrants held by Quest Diagnostics. The table presents the most comparable GAAP measure to each non-GAAP measure, as well as the reconciliation to the corresponding GAAP measure. Our management believes that these non-GAAP financial measures provide a useful measure of our results of operations, excluding discounts that are not necessarily reflective of, or directly attributable to, our operations. We believe that these non-GAAP measures will allow investors to monitor our ongoing operating results and trends, gain a better understanding of our period-to-period performance, and gain a better understanding of our business and prospects for future performance. These non-GAAP results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from similar non-GAAP measures used by other companies.

	Three months ended June 30, 2004
		Reconciliation:
		Add Back Non-Cash
	GAAP	Sales Discount	Non-GAAP
Revenues	$16,721	$130	$16,851
Gross profit	11,720	130	11,850
Net income	203	130	333
Earnings per share:
		$130 to revenues
Basic	$0.01	used in calculation	$0.01
		$130 to revenues
Diluted	$0.01	used in calculation	$0.01

	Six months ended June 30, 2004
		Reconciliation:
		Add Back Non-Cash
	GAAP	Sales Discount	Non-GAAP
Revenues	$32,231	$130	$32,361
Gross profit	22,318	130	22,448
Net loss	(681)	130	(551)
Loss per share:
		$130 to revenues
Basic	($0.02)	used in calculation	($0.02)
		$130 to revenues
Diluted	($0.02)	used in calculation	($0.02)